UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Macau Resources Group Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Galaxy Resort Hotel Galaxy Macau COTAI, Macau (Address of principal executive offices)	Not Applicable (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-185939

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, no par value per share
(Title of class)

Class Z Warrants
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form F-4, as amended, originally filed with the Securities and Exchange Commission on January 9, 2013 (File No. 333-185939), is incorporated by reference into this Registration Statement.

Item 2. Exhibits.

Number	Description of Exhibit
2.1

Merger Agreement dated August 28, 2012 among Israel Growth Partners Acquisition Corp., Macau Resources Group Limited and the Members of Macau Resources Group Limited, as amended on January 8, 2013 (incorporated by reference from Annex A to Form F-4 as filed with the Securities and Exchange Commission on January 9, 2013, as amended)

3.1

Articles and Memorandum of Association of Macau Resources Group Limited (incorporated by reference from Annex C to Form F-4 as filed with the Securities and Exchange Commission on January 9, 2013, as amended)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 2, 2013	Macau Resources Group Limited

	By:	/s/ Chung Long Jin
Chung Long Jin
Chairman